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                                                                      Exhibit 21

                          Subsidiaries of UNITRIN, INC.

Subsidiaries of Unitrin, Inc., with their states of incorporation in parentheses, are as follows:

        1.     Alpha Property & Casualty Insurance Company (Wisconsin)
        2.     Charter General Agency, Inc. (Texas)
        3.     Charter Group, Inc. (Texas)
        4.     Charter Indemnity Company (Texas)
        5.     Clayton Reinsurance Ltd. (Bermuda)
        6.     Clayton Reinsurance Ltd. (Missouri)
        7.     Financial Indemnity Company (California)
        8.     Fireside Securities Corporation (California)
        9.     Fireside Thrift Co. (California)
        10.    General Security Insurance Company (New York)
        11.    General Security Property and Casualty Company (New York)
        12.    Kemper Auto & Home General Agency, Inc. (Texas)
        13.    Kemper Auto and Home Group, Inc. (Illinois)
        14.    Kemper Auto & Home Insurance Company (Illinois)
        15.    Kemper Enterprise Agency, Inc. (Pennsylvania)
        16.    Kemper Independence Insurance Company (Illinos)
        17.    Milwaukee Casualty Insurance Co. (Wisconsin)
        18.    Milwaukee Safeguard Insurance Company (Wisconsin)
        19.    National Association of Self-Employed Business Owners (Oklahoma)
        20.    NationalCare Insurance Company (Oklahoma)
        21.    The Reliable Life Insurance Company (Missouri)
        22.    The Reliable Life Insurance Company of Texas (Texas)
        23.    Reserve National Insurance Company (Oklahoma)
        24.    Rural American Consumers A National Association (Oklahoma)
        25.    Security National Insurance Company (Texas)
        26.    Southern States Finance Corporation (Louisiana)
        27.    Southern States General Agency, Inc. (Louisiana)
        28.    Summerset Marketing Company (Oklahoma)
        29.    Trinity Lloyd's Corporation (Texas)
        30.    Trinity Universal Insurance Company (Texas)
        31.    Trinity Universal Insurance Company of Kansas, Inc. (Kansas)
        32.    Union National Fire Insurance Company (Louisiana)
        33.    Union National Life Insurance Company (Louisiana)
        34.    United Casualty Insurance Company of America (Pennsylvania)
        35.    United Insurance Company of America (Illinois)
        36.    Unitrin Advantage Insurance Company (New York)
        37.    Unitrin Direct Insurance Company (Illinois)
        38.    Unitrin Services Company (Illinois)
        39.    Valley Group, Inc. (Oregon)
        40.    Valley Insurance Company (California)
        41.    Valley Pacific, Inc. (Oregon)
        42.    Valley Property & Casualty Insurance Company (Oregon)

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